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                                                       EXHIBIT A


Names, positions, corporate affiliations and business addresses of individuals who may act during 2001, 2002, and 2003 in matters included within the exemption provided by paragraph (b) of Rule 71:

National Grid USA Service Company, Inc.

Edward A. Capomacchio
Assistant Controller

Jon Carlton
Vice President and Director of Regulatory Research, National Grid USA

John G. Cochrane
Vice President, Chief Financial Officer and Treasurer, National Grid USA

Ian Davis
Vice President - Transmission, National Grid USA

Peter G. Flynn
Vice President, National Grid USA
President, New England Power Company

Tony Hill
Vice President - Business Development, National Grid USA

Michael E. Jesanis
Executive Vice President, National Grid USA

Nancy B. Kellogg
Manager, Treasury Services

Cheryl A. LaFleur
Senior Vice President, National Grid USA
President, Granite State Electric Company, Massachusetts Electric Company, Nantucket Electric Company, and The Narragansett Electric Company

Marc F. Mahoney
Vice President, Transmission Operations and Engineering

James P. Meehan
Associate Counsel

Kwong O. Nuey
Vice President and Controller

Kirk L. Ramsauer
Deputy General Counsel

Lawrence J. Reilly
Senior Vice President, General Counsel, and Secretary, National Grid USA

Thomas G. Robinson
Deputy General Counsel
General Counsel, Massachusetts Electric Company

Michael F. Ryan
Executive Vice President, Business Services, The Narragansett Electric Company

Terry L. Schwennesen
Vice President and Director of Generation Investments, New England Power
Company

Richard P. Sergel
President and Chief Executive Officer, National Grid USA

Paul J. Taglianetti, Manager, Transmission Commercial and Billing

Robert K. Wulff
Legal Consultant

Jennifer K. Zschokke
Director, Internal Audit

The business address of the above listed persons is:

   25 Research Drive
   Westborough, MA 01582

The duties of each of the above-listed individuals may require, among other things, such appearances as may be necessary before the Federal Energy Regulatory Commission, the Securities and Exchange Commission, and, possibly on rare occasions, Congress, or the staff of the Commissions or Congress, to present or discuss matters affecting the National Grid Group plc companies. The time devoted to such activities represents only a small fraction of the time devoted to the duties of their above-listed positions.